SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☑	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

PAPA MURPHY’S HOLDINGS, INC.

(Name of Registrant As Specified In Its Charter)

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	(1)	Title of each class of securities to which transaction applies:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

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	(4)	Date Filed:

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PAPA MURPHY’S HOLDINGS, INC.

8000 NE Parkway Drive, Suite 350

Vancouver, WA 98662

(360) 260-7272

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON May 29, 2015

To the Stockholders of

Papa Murphy’s Holdings, Inc.:

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders (the “Annual Meeting”) of Papa Murphy’s Holdings, Inc. (“Papa Murphy’s” or the “Company”) will be held on May 29, 2015, at 9:00 a.m. Pacific Time for the following purposes:

1.	to elect three Class I directors to serve until the 2018 annual meeting of stockholders and until their successors are elected and qualified;
2.	to ratify the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 28, 2015; and
3.	to transact any other business that may properly come before the meeting, or any adjournments or postponements of the meeting.

This year’s annual meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast. You will be able to participate in the annual meeting of stockholders via live webcast online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/FRSH. You also will be able to vote your shares electronically at the annual meeting. Details regarding how to participate in the meeting online and the business to be conducted at the annual meeting are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

The Board of Directors of the Company has fixed the close of business on April 1, 2015 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only stockholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements of the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on May 29, 2015: The Proxy Statement for the Annual Meeting and the Annual Report to Stockholders for the fiscal year ended December 29, 2014 are available at www.proxyvote.com.

By Order of the Board,
/s/ Ken Calwell Ken Calwell President and Chief Executive Officer

Vancouver, Washington

April 16, 2015

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote via the Internet, telephone or mail.

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PAPA MURPHY’S HOLDINGS, INC.

8000 NE Parkway Drive, Suite 350

Vancouver, WA 98662

(360) 260-7272

PROXY STATEMENT

for

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON May 29, 2015

INTRODUCTION

General

This Proxy Statement is being furnished to the stockholders of Papa Murphy’s Holdings, Inc., a Delaware corporation (“Papa Murphy’s” or the “Company”), as part of the solicitation of proxies by the Company’s board of directors (the “Board of Directors” or the “Board”) from holders of the outstanding shares of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), for use at the Company’s annual meeting of stockholders (the “Annual Meeting”) to be held at 9:00 a.m. Pacific Time, on May 29, 2015, and at any adjournments or postponements thereof. At the Annual Meeting, stockholders will be asked to vote on the following matters: the election of three Class I directors to serve until the 2018 annual meeting of stockholders and until their successors are elected and qualified, the ratification of the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 28, 2015, and any other business that may properly come before the meeting or any adjournments or postponements of the meeting.

A Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy materials, including this proxy statement and our 2014 Annual Report, is first being mailed to stockholders of Papa Murphy’s on or about April 16, 2015. The Notice also provides instructions on how to vote over the Internet, by mail or by telephone. If you receive a Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request these materials.

Solicitation, Voting and Revocability of Proxies

The Board of Directors has fixed the close of business on April 1, 2015 as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting (the “Record Date”). Accordingly, only holders of record of shares of Common Stock at the close of business on the Record Date will be entitled to vote at the Annual Meeting, with each such share entitling its owner to one vote on all matters properly presented at the Annual Meeting. On the Record Date, 16,943,654 shares of Common Stock were outstanding. The presence, in person (through online participation) or by proxy, of a majority of the total number of outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

All proxies properly submitted in time to be counted at the Annual Meeting will be voted in accordance with the instructions contained therein. The Board of Directors does not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote the shares represented by the proxy upon those matters as determined by a majority of the Board of Directors.

Stockholders who execute proxies retain the right to revoke them at any time prior to the exercise of the powers conferred thereby by filing a written notice of revocation with, or by delivering a duly executed proxy bearing a later date to, Corporate Secretary, Papa Murphy’s Holdings, Inc., 8000 NE Parkway Drive, Suite 350, Vancouver, Washington 98662, or by participating in the Annual Meeting and voting your shares electronically at the Annual Meeting. All valid, unrevoked proxies will be voted at the Annual Meeting.

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QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Although we encourage you to read the enclosed Proxy Statement in its entirety, we include this question and answer section to provide some background information and brief answers to several questions you might have about the Annual Meeting.

Q:	Why are we providing these materials?
A:	Our Board of Directors is providing these proxy materials to you in connection with our Annual Meeting, which will take place on May 29, 2015. Stockholders are invited to participate in the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.
Q:	What information is contained in these materials?
A:	The information included in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of directors and our most highly paid officers, and other required information.
Q:	What proposals will be voted on at the Annual Meeting?
A:	There are two proposals scheduled to be voted on at the Annual Meeting:
• the election of three Class I directors to serve until the 2018 annual meeting of stockholders and until their successors are elected and qualified (Proposal No. 1); and
• the ratification of the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 28, 2015 (Proposal No. 2).
We will also consider other business that properly comes before the Annual Meeting.
Q:	How does the Board of Directors recommend that I vote?
A:	Our Board of Directors recommends that you vote your shares “FOR” the election of the Board’s nominees for election to the Board of Directors as Class I directors, and “FOR” the ratification of the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 28, 2015.
Q:	What shares owned by me can be voted?
A:	All shares of the Company’s Common Stock owned by you as of the close of business on April 1, 2015, which is the Record Date may be voted by you. You may cast one vote per share of Common Stock that you held on the Record Date. These shares include shares that are: (1) held directly in your name as the stockholder of record, and (2) held for you as the beneficial owner through a stockbroker, bank or other nominee.
Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?
A:	Most stockholders of the Company hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC (“AST”), you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by the Company. As the stockholder of record, you have the right to grant your voting proxy directly to the Company as described below under “How can I vote my shares without attending in the Annual Meeting?” or to vote electronically at the Annual Meeting.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker on how to vote and you are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a legal proxy from your broker or other nominee authorizing you to vote your shares at the Annual Meeting. Your broker or nominee has sent you instructions for how you can direct the broker or nominee to vote your shares. You may vote your shares by Internet or by telephone as described below under “How can I vote my shares without attending the Annual Meeting?”

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Q:	How can I vote my shares in person at the Annual Meeting?
A:	This year’s annual meeting will be held entirely online to allow greater participation. Stockholders may participate in the annual meeting by visiting the following website: www.virtualshareholdermeeting.com/FRSH. To participate in the annual meeting, you will need the 16-digit control number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. Shares held in your name as the stockholder of record may be voted electronically during the Annual Meeting. Shares for which you are the beneficial owner but not the stockholder of record also may be voted electronically during the Annual Meeting.
However, even if you plan to attend the Annual Meeting, the Company recommends that you vote your shares in advance (as described below) so that your vote will be counted if you later decide not to attend the Annual Meeting.
Q:	How can I vote my shares without attending the Annual Meeting?
A:	To vote your shares without attending the meeting, please follow the instructions for Internet or telephone voting on the Notice. If you request printed copies of the proxy materials by mail, you may also vote by signing and submitting your proxy card and returning it by mail, if you are the stockholder of record, or by signing the voter instruction form provided by your bank or broker and returning it by mail, if you are the beneficial owner but not the stockholder of record. This way your shares will be represented whether or not you are able to attend the meeting.
Q:	Can I change my vote?
A:	Attendance at the Annual Meeting alone will not cause your previously granted proxy to be revoked. You may change your proxy instructions at any time prior to the vote at the Annual Meeting. You may accomplish this by entering a new vote by Internet, by telephone, by delivering a written notice of revocation to the corporate secretary of the Company, by granting a new proxy card or new voting instruction card bearing a later date (which automatically revokes the earlier proxy instructions), or by participating in the Annual Meeting and voting your shares electronically at the Annual Meeting.
Q:	How are votes counted?
A:	You may vote “FOR” or “WITHHOLD” authority to vote for each nominee for election as a director. If you vote your shares without providing specific instructions, your shares will be voted “FOR” each nominee for election to the Board of Directors. If you vote to “WITHHOLD” authority to vote for any nominee for election as a director, the shares represented will be counted as present for the purpose of determining a quorum, but they will not be counted and will have no effect in determining whether the nominee is elected. If a quorum is present, our Amended and Restated Bylaws, as amended to date (the “Bylaws”), provide that directors are elected by a plurality of the votes cast by the shares entitled to vote. Abstentions and broker non-votes (as described below) are counted for purposes of determining whether a quorum exists at the Annual Meeting, but are not counted and have no effect on the determination of whether a plurality exists with respect to a given nominee.
You may vote “FOR” or “AGAINST” or “ABSTAIN” from voting when voting on the ratification of the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 28, 2015. If you vote your shares without providing specific instructions, your shares will be voted in accordance with the recommendations of the Board of Directors. If you choose to “ABSTAIN” from voting on the ratification of the appointment of Moss Adams LLP, the shares represented will be counted as present for the purpose of determining a quorum, but they will not be counted and will have no effect in determining whether the proposal is approved.
If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Under the rules that govern brokers who have record ownership of shares that are held in street name for their clients, brokers have discretion to vote these shares on routine matters but not on non-routine matters. Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given.
Thus, if you do not otherwise instruct your broker, the broker may turn in a proxy card voting your shares “FOR” routine matters while expressly noting that the broker is not voting on non-routine matters. A broker non-vote occurs when a broker expressly instructs on a proxy card that the broker is not voting on a matter, whether routine or non-routine. The ratification of the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 28, 2015 is considered a routine matter, so unless you have provided otherwise, your broker will have discretionary authority to vote your shares on that proposal. However, the election of three Class I directors to serve until the 2018 annual meeting of stockholders and until their successors are elected and qualified is considered a non-routine matter, so unless you have provided instructions to your broker with respect to such proposal, your broker will not have authority to vote your shares on that proposal and your shares will constitute broker non-votes. Broker non-votes are counted for the purpose of determining the presence or absence of a quorum but are not counted for purposes of determining the number of votes cast for, or entitled to vote on, a proposal.
Q:	What is the quorum requirement for the Annual Meeting?
A:	The quorum requirement for holding the Annual Meeting and transacting business is a majority of the outstanding shares entitled to be voted. The shares may be present in person (through online participation) or represented by proxy at the Annual Meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

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Q:	What is the voting requirement to approve the proposals?

A:	In the election of the directors, the three persons receiving the highest number of “FOR” votes at the annual meeting will be elected. Any other proposal requires the affirmative “FOR” vote of a majority of the total voting power of those shares of common stock present in person (through online participation) or represented by proxy and entitled to vote on that proposal at the annual meeting.

Q:	Who are the proxyholders and what do they do?

A:	The two persons named as proxyholders on the proxy card, Ken Calwell, our Chief Executive Officer, and Mark Hutchens, our Chief Financial Officer, were designated by our Board of Directors. The proxyholders will vote all properly tendered proxies (except to the extent that authority to vote has been withheld) and where a choice has been specified by you as provided in the proxy card, it will be voted in accordance with the instructions you indicate on the proxy card. If you vote your shares without providing specific instructions regarding each of the proposals, your shares will be voted “FOR” each proposal.

Q:	What does it mean if I receive more than one Notice?

A:	You may receive more than one Notice. For example, if you hold your shares in more than one brokerage account, you may receive a separate Notice for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one Notice. To ensure that all of your shares in each account are voted, you must vote in accordance with the Notice you receive for each account.

Q:	How can I revoke my proxy?

A:	You may revoke your proxy at any time before it is voted at the Annual Meeting. In order to do this, you may do any of the following:

• enter a new vote by Internet or by telephone following the instructions in the Notice;

• sign and return another proxy card bearing a later date;

• provide written notice of the revocation to the Company’s Corporate Secretary, Papa Murphy’s Holdings, Inc., 8000 NE Parkway Drive, Suite 350, Vancouver, Washington 98662, prior to the vote at the Annual Meeting; or

• participate in the meeting and vote your shares electronically at the meeting.

Q:	Where can I find the voting results of the Annual Meeting?

A:	We will announce preliminary voting results at the Annual Meeting and publish final results in the Company’s Current Report on Form 8-K within four business days after the Annual Meeting.

Q.	What happens if additional proposals are presented at the Annual Meeting?

A:	Other than the proposals described in this Proxy Statement, Papa Murphy’s does not expect any additional matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the persons named as proxy holders will vote your shares on any additional matters properly presented for a vote at the Annual Meeting in the manner directed by a majority of the Board of Directors.

Q:	Who will count the vote?

A:	Broadridge Financial Solutions, Inc. has been appointed to act as the inspector of elections and will tabulate the votes.

Q:	Is my vote confidential?

A:	Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed, either within the Company or to third parties, except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, or (3) to facilitate a successful proxy solicitation by the Board of Directors.

Q:	Who will bear the cost of soliciting votes for the Annual Meeting?

A:	The Company will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. The solicitation of proxies or votes may be made in person, by telephone or by electronic communication by the Company’s directors, officers, and employees, who will not receive any additional compensation for these solicitation activities. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to the beneficial owners.

Q:	What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

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A:	Stockholder Proposals

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2016 annual meeting of stockholders, our Secretary must receive the written proposal at our principal executive offices not later than December 19, 2015. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:

Papa Murphy’s Holdings, Inc., Attention: Corporate Secretary 8000 NE Parkway Drive, Suite 350 Vancouver, Washington 98662 (360) 260-7272

Our Bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our Bylaws provide that the only business that may be conducted at an annual meeting is business that is (i) specified in our notice of meeting (or any supplement thereto), (ii) otherwise brought before the annual meeting by or at the direction of our Board of Directors, or (iii) brought before the annual meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our Corporate Secretary, which notice must contain the information specified in our Bylaws. To be timely for our 2016 annual meeting of stockholders, our Corporate Secretary must receive the written notice at our principal executive offices:

•	not earlier than January 30, 2016; and

•	not later than February 29, 2016.

If we hold our 2016 annual meeting of stockholders more than 30 days before or more than 70 days after the one-year anniversary of the Annual Meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before such annual meeting and no later than the close of business on the later of the following two dates:

•	the 90th day prior to such annual meeting; or

•	the 10th day following the day on which public announcement of the date of such annual meeting is first made by the Company.

Nomination of Director Candidates

You may propose director candidates for consideration by our Nominating and Corporate Governance Committee. Any such recommendations should include the nominee’s name and appropriate background and biographical information and should be directed to our Corporate Secretary in writing at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see “Board of Directors and Corporate Governance—Stockholder Recommendations for Nominations to the Board of Directors.”

In addition, our Bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our Bylaws. In addition, the stockholder must give timely notice to our Corporate Secretary in accordance with our Bylaws, which, in general, require that the notice be received by our Corporate Secretary within the time period described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement.

Availability of Bylaws

A copy of our Bylaws may be obtained by accessing our filings on the website of the Securities and Exchange Commission (the “SEC”) at www.sec.gov. You may also contact our Corporate Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board of Directors

Our business and affairs are managed under the direction of our Board. As of April 16, 2015, five (5) of our directors are independent within the meaning of the independent director requirements of the Nasdaq Stock Market. Our Board is divided into three classes with staggered three-year terms. At each annual meeting of stockholders, a class of directors is elected for a three-year term to succeed the same class whose term is then expiring.

As of April 16, 2015, the Board is composed of nine (9) members, divided into three classes as follows:

•	Class I Directors: Jean M. Birch, Rob Weisberg and Jeffrey B. Welch, whose current terms will expire at the Annual Meeting;
•	Class II Directors: Yoo Jin Kim, Benjamin Hochberg and Ken Calwell, whose current terms will expire at our annual meeting of stockholders to be held in 2016; and
•	Class III Directors: John Barr, John Shafer and L. David Mounts, whose current terms will expire at our annual meeting of stockholders to be held in 2017.

Upon the recommendation of our Nominating and Corporate Governance Committee, we are nominating Jean M. Birch, Rob Weisberg and Jeffrey B. Welch to serve as Class I Directors. If elected, Ms. Birch, Mr. Weisberg and Mr. Welch will each hold office for a three-year term until the annual meeting of stockholders to be held in 2018.

Set forth below are the names and specified information about the nominees for Class I directors. The names of, and specified information about, the continuing members of our Board of Directors are also set forth below.

	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
Directors with Terms Expiring at the Annual Meeting/Nominees
Jean M. Birch	I	55	Director	2015	2015	2018
Rob Weisberg	I	43	Director	2015	2015	2018
Jeffrey B. Welch	I	60	Director	2015	2015	2018
Continuing Directors
Yoo Jin Kim (1)	II	48	Director	2014	2016	—
Benjamin Hochberg (2)	II	43	Director	2014	2016	—
Ken Calwell	II	52	Director	2014	2016	—
John Barr (3)	III	67	Chairman of the Board	2014	2017	—
John Shafer (1)(2)(3)	III	71	Director	2014	2017	—
L. David Mounts (1)(2)(3)	III	51	Director	2014	2017	—

(1)	Member of our Audit Committee
(2)	Member of our Compensation Committee
(3)	Member of our Nominating and Corporate Governance Committee
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Directors with Terms Expiring at the Annual Meeting/Nominees

Jean M. Birch has served as a member of our Board since April 2015. Ms. Birch is the Chief Executive Officer and President of Birch Company, LLC (“Birch Company”). Prior to that, Ms. Birch served as President of IHOP Restaurants, Inc., a division of DineEquity, Inc., where she repositioned and focused IHOP’s brand and launched a new marketing campaign and innovative culinary strategy to include health and wellness. From 2007 to June 2009, Ms. Birch was an independent restaurant and hospitality consultant at Birch Company. Prior to that, Ms. Birch served as President of Romano’s Macaroni Grill from January 2005 to August 2007 and President of Corner Bakery Café from August 2003 to December 2004, both divisions of Brinker International, Inc. From 1991 to 2003, Ms. Birch held various roles with YUM! Brands, Inc., a global quick service restaurant company, including VP, Operations for Taco Bell, Inc. and Senior Director, Concept Development for Pizza Hut, Inc. She began her career in manufacturing management, working for Frito-Lay, Inc., Rogers Corporation and Medtronic, Inc. Ms. Birch currently serves on the Board of Directors of Cosi, Inc., a position she has held since November 2013, and Darden Restaurants, Inc., a position she has held since October 2014. She has also served on the Board of Directors of the Children’s Miracle Network Hospitals since 2013. Ms. Birch brings more than 20 years of experience leading restaurant brands to our Board.

Rob Weisberg has served as a member of our Board since April 2015. Mr. Weisberg is the Chief Executive Officer of Invaluable, the world’s leading online live auction marketplace. Mr. Weisberg joined Invaluable in October 2012 as its Chief Operating Officer. Prior to that, Mr. Weisberg served for three years as Chief Marketing Officer at Zipcar, Inc., where he contributed to the company’s membership growth and initial public offering. Before joining Zipcar, Mr. Weisberg served as Vice President of Multimedia Marketing at Domino’s Pizza for five years. Prior to his work for Domino’s Pizza, Mr. Weisberg worked in account services at several advertising and public relations. Through his consumer marketing expertise and experience leading growth companies, as well as his knowledge of the limited service restaurant industry, Mr. Weisberg provides our Board with insights and guidance regarding our marketing and growth strategies.

Jeffrey B. Welch has served as a member of our Board since April 2015. Mr. Welch is an international development consultant with the Gerson Lehrman Group and is based in Winston-Salem, North Carolina. Prior to consulting, Mr. Welch held various roles with Krispy Kreme Doughnuts Inc. from 2004 to 2014, including President, International and Senior Vice President and General Manager of Global Franchise Operations and Development. Before joining Krispy Kreme, Mr. Welch served as the Vice President, Real Estate, International for The Home Depot, Inc. from 1999 to 2004. Prior to Home Depot, Mr. Welch held various positions for Tricon Global Restaurants, Inc. where he focused on business and franchise development for restaurant brands, including Pizza Hut, KFC and Taco Bell. Mr. Welch began his career as a developer in the commercial real estate industry. Mr. Welch’s deep experience with franchise businesses, limited service restaurants and commercial real estate provides additional insight and expertise to our Board.

Continuing Directors

Ken Calwell has served as our President since June 2011 and as our Chief Executive Officer and a member of our Board since December 31, 2011. Mr. Calwell served as the Chief Marketing Officer and Chief Food Innovation Officer of Wendy’s International, Inc., a public company, from July 2008 to June 2011. Prior to that, Mr. Calwell served in various roles at Domino’s Pizza, Inc., a public company, including Chief Marketing Officer and Executive Vice President of Research and Development, from June 2001 to May 2008. Before joining Domino’s Pizza, Inc., Mr. Calwell served as the Vice President of New Product Development at Wendy’s International, Inc. from October 1998 to June 2001. Mr. Calwell also served as the Senior Director of Marketing at Frito Lay, Inc. (PepsiCo) from October 1996 to October 1998 and in roles of increasing responsibility at Pizza Hut starting as Associate Marketing Manager in September 1988 to Senior Director of Marketing in October 1996. The perspective Mr. Calwell brings as our President and Chief Executive Officer, combined with his extensive experience in the limited service restaurant industry, strengthens our Board’s understanding of our business and competitive environment.

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John Barr has served as Chairman of our Board since October 2009 and as Chairman of the Company since December 2011. Mr. Barr previously served as our Chief Executive Officer from April 2005 to December 2011. Since December 2013, Mr. Barr has also served as Chairman of the Board of Managers and Chairman of Project Pie LLC. Prior to joining Papa Murphy’s, Mr. Barr served as President and Chief Executive Officer of Automotive Performance Industries from June 1999 to April 2004. Mr. Barr served as President, Chief Operating Officer and a Director of Quaker State Corporation from June 1995 to December 1999. Prior to joining the Quaker State Corporation, Mr. Barr spent 25 years with The Valvoline Company, a subsidiary of Ashland, Inc., where he was President and Chief Executive Officer from March 1987 to June 1995. In addition, Mr. Barr has been a member of the Board of Directors of Penske Automotive Group, Inc., a publicly traded company, since December 2002 and a member of the Board of Directors of United Road Services Inc. since January 2013. Mr. Barr was previously a member of the Board of Directors of the following corporations: Performance Logistics Group, Inc. from March 2004 to January 2007; UST, Inc. from December 2003 to December 2008; Clean Harbors Environmental, Inc. from August 2003 to May 2009; James Hardie Industries NV from September 2003 to March 2008; and Home Base, Inc. from July 1997 to March 2002. Mr. Barr’s executive and board leadership experience, both with our Company and other companies, provides our Board with valuable insights into corporate strategy and governance.

Yoo Jin Kim has served as a member of our Board since May 2010. Mr. Kim is a Partner at Lee Equity Partners, LLC (“Lee Equity”). Prior to joining Lee Equity in 2005, Mr. Kim was with Bain Capital Partners, a global private equity investment firm, where he most recently held the position of Principal. Mr. Kim also serves on the board of directors of Paragon Industries, Inc., Cross MediaWorks, LLC, Eating Recovery Center LLC, Aimbridge Hospitality, LLC and Project Pie LLC. Mr. Kim brings a combination of financial expertise and experience with multi-unit concepts to our Board.

Benjamin Hochberg has served as a member of our Board since May 2010. Mr. Hochberg is a Partner at Lee Equity. Prior to joining Lee Equity in May 2006, Mr. Hochberg was a Principal at Odyssey Investment Partners, LLC, a middle-market private equity investment firm. Prior to Odyssey, Mr. Hochberg worked at Bain Capital Partners, a global private equity investment firm, where he most recently held the position of Principal. Mr. Hochberg also serves on the board of directors of Paragon Industries, Inc., The Edelman Financial Group, Inc., Skopos Financial Group, LLC and Aimbridge Hospitality, LLC. Mr. Hochberg’s experience in private equity firms provides our Board with valuable insights related to capital markets and financial matters.

John Shafer joined our Board in October 2006. Mr. Shafer was the Chief Executive Officer of Allied Domecq Retailing USA, the former controlling shareholder of Dunkin’ Donuts, Baskin-Robbins and Togo’s Eateries, from 1999 until he retired in January 2003. Mr. Shafer also served on the Board of Directors of Mrs. Fields, Inc. from 2005 to 2008. Mr. Shafer’s public company leadership experience and his experience with several other franchise concepts provides our Board with important perspective and guidance regarding our operations, growth strategies and corporate governance.

L. David Mounts joined our Board in July 2014. Mr. Mounts also serves as Chairman and Chief Executive Officer for Inmar, a technology company that operates intelligent commerce networks. Prior to joining Inmar in April 2010, he was Executive Vice President of Supply Chain for Domino's Pizza, Inc. He also served as Domino's Chief Financial Officer from 2005 to 2007. Prior to Domino's, Mr. Mounts held several positions during a nearly 23 year tenure at UPS, including Chief Financial Officer, UPS Supply Chain Solutions, and Vice President of Mergers and Acquisitions. He is Chairman of the Wharton Alumni Executive Board, serves on the Board of Visitors for the Wake Forest University Schools of Business and is a member of the Board of Directors for the United Way of Forsyth County. Mr. Mounts’ years of experience with public companies and international operations and financial management provide operational and financial expertise to our Board.

Director Independence

Our Common Stock is listed on the Nasdaq Stock Market. Under the rules of the Nasdaq Stock Market, independent directors must comprise a majority of a listed company’s board of directors by the first anniversary of the company’s initial listing. In addition, the rules of the Nasdaq Stock Market require that, subject to specified exceptions, each member of a listed company’s Audit, Compensation, and Nominating and Corporate Governance committees be independent by the first anniversary of the company’s initial listing. Under the rules of the Nasdaq Stock Market, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

To qualify as independent directors, Audit Committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act of 1934, as amended (the “Exchange Act”) and the listing requirements of the Nasdaq Stock Market, and Compensation Committee members must also satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act and the listing requirements of the Nasdaq Stock Market.

We completed our initial public offering in May 2014 and, as a result, we have relied and continue to rely on the exemption provided in Section 10A-3(b)(1)(iv) of the Exchange Act. This exemption provides, in part, that a minority of the members of our Audit Committee may be exempt from the independence requirements of the Exchange Act for one year from the date of effectiveness of our initial registration statement. Accordingly, our Audit Committee is currently made up of a majority, but not entirely, of independent directors, but we expect our Audit Committee to be made up entirely of independent directors on or before May 1, 2015. We have determined that the fact that our Audit Committee is made up of a majority, but not entirely, of independent directors does not materially and adversely affect the ability of the Audit Committee to act independently and to satisfy the other requirements of the SEC and the Nasdaq Stock Market.

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Under NASDAQ Rule 5615(b)(1), we are permitted to phase in our compliance with (i) the independent compensation committee requirements set forth in NASDAQ Rule 5605(d) and (ii) the independent nominations committee requirements set forth in NASDAQ Rule 5605(e)(1)(b). Accordingly, our Compensation Committee and our Nominating and Corporate Governance Committee are each currently made up of a majority, but not entirely, of independent directors, but we expect each of our Compensation Committee and our Nominating and Corporate Governance Committee to be made up entirely of independent directors on or before May 1, 2015. We have determined that the fact that our Compensation Committee and our Nominating and Corporate Governance Committee are each made up of a majority, but not entirely, of independent directors does not materially and adversely affect the ability of these committees to act independently and to satisfy the other requirements of the SEC and the Nasdaq Stock Market.

Our Board of Directors has undertaken a review of the independence of each director and nominee and considered whether any director or nominee has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our Board of Directors has determined that John Shafer, L. David Mounts, Jean M. Birch, Rob Weisberg and Jeffrey B. Welch are “independent directors” as defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the Nasdaq Stock Market.

Board Leadership Structure and Oversight of Risk Management

The Board maintains a separation between the roles of Chief Executive Officer and Chairman of the Board. Mr. Calwell has served as the Company’s President and Chief Executive Officer since December 2011, and Mr. Barr has served as the Chairman of the Board of Directors since October 2009. Although the Company’s Bylaws do not mandate this leadership structure, the Board believes that the separation of these two leadership positions promotes more active participation in establishing priorities of the Board, while affording the Chief Executive Officer the ability to focus more clearly on the day-to-day operational aspects and requirements of the Company’s business. We do not have a lead independent director, but our independent directors bring experience, oversight and expertise from outside of our Company.

The Board believes that overseeing how management manages the various risks we face is one of its most important responsibilities to our stakeholders. We face risk in many different areas, including business strategy, financial condition, product development, competition for talent, operational efficiency, quality assurance, supply chain management, reputation, intellectual property and trade secrets, among others. The Board believes that, in light of the diverse and often interrelated nature of the risks our Company faces, oversight of risk management is ultimately the responsibility of the full Board, which provides oversight of the Company’s risk assessment and monitoring processes. While our Board is ultimately responsible for risk oversight, our Board committees assist our Board in fulfilling its oversight responsibilities in certain areas of risk. Our Audit Committee assists our Board in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures and legal and regulatory matters that may have a material impact on the Company’s financial statements. Our Audit Committee also discusses with our management, the head of our internal audit function and our independent auditor any significant risks or exposures and the Company’s policies and processes with respect to risk assessment and risk management, and assesses the steps management has taken to monitor and control such risks. Our Nominating and Corporate Governance Committee assists our Board in fulfilling its oversight responsibilities with respect to corporate governance. Our Compensation Committee reviews the Company’s compensation policies and practices for executives, management employees and employees generally to assess whether such policies and practices could lead to excessive risk taking behavior and the manner in which any risks arising out of the Company’s compensation policies and practices are monitored and mitigated. To facilitate oversight of risk management by the Board and its committees, our executive officers who are responsible for risk management work directly with the Board or the relevant committee of the Board responsible for particular types of risks.

Board Meetings and Committees

During the fiscal year ended December 29, 2014, our Board held four meetings (including regularly scheduled and special meetings). Each director attended at least 75% of the aggregate of (i) the total number of meetings of our Board held during the period for which he has been a director and (ii) the total number of meetings held by all committees of our Board on which he served during the periods that he served.

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Although we do not have a formal policy regarding attendance by members of our Board at annual meetings of stockholders, we encourage, but do not require, our directors to attend.

Our Board of Directors has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The composition and responsibilities of each of the committees of our Board of Directors are described below. Members will serve on these committees until their resignation or until otherwise determined by our Board of Directors.

Audit Committee

Our Audit Committee consists of L. David Mounts, John Shafer and Yoo Jin Kim. L. David Mounts is the chair of our Audit Committee. Our Board has affirmatively determined that L. David Mounts and John Shafer each meet the definition of an “independent director” for the purposes of serving on the Audit Committee under applicable NASDAQ rules and Rule 10A-3 under the Exchange Act, and that L. David Mounts qualifies as an “audit committee financial expert” as such term has been defined by the SEC in Item 407(d)(5) of Regulation S-K.

Our Audit Committee is responsible for, among other things, assisting the Board’s oversight of:

•	the integrity of our financial statements;

•	our internal financial reporting and compliance with our disclosure controls and procedures;

•	the qualifications, engagement, compensation, independence and performance of our independent registered public accounting firm;

•	our independent registered public accounting firm’s annual audit of our financial statements and any engagement to provide other services;

•	the performance of our internal audit function;

•	our legal and regulatory compliance; and

•	the application of our codes of business conduct and ethics as established by management and the Board.

Our Audit Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing requirements of the Nasdaq Stock Market. A copy of the charter of our Audit Committee is available on our website at www.PapaMurphys.com in the Corporate Governance section of our Investor Relations webpage. During 2014, our Audit Committee held four meetings.

Compensation Committee

Our Compensation Committee consists of John Shafer, L. David Mounts and Benjamin Hochberg. Benjamin Hochberg is the chair of our Compensation Committee. Our Board has affirmatively determined that John Shafer and L. David Mounts each (i) meets the definition of an “independent director” for the purposes of serving on the Compensation Committee under applicable NASDAQ and Exchange Act rules, (ii) is a “non-employee director,” as defined by Rule 16b-3 promulgated under the Exchange Act, and (iii) is an “outside director,” as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended.

Our Compensation Committee is responsible for, among other things:

•	assisting the Board in discharging its responsibilities regarding compensation of our executive officers;

•	reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer and evaluating our Chief Executive Officer’s performance in light of those goals and objectives;
•	reviewing and determining the compensation of our Chief Executive Officer and other executive officers;
•	making recommendations to the Board with respect to our incentive and equity-based compensation plans;
•	providing oversight of our compensation policies, plans and benefit programs including reviewing and administering all compensation and employee benefit plans, policies and programs; and

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•	producing, approving and recommending to the Board, reports on compensation matters required to be included in our annual proxy statement or annual report.

Our Compensation Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing requirements of the Nasdaq Stock Market. A copy of the charter of our Compensation Committee is available on our website at www.PapaMurphys.com in the Corporate Governance section of our Investor Relations webpage. During 2014, our Compensation Committee held three meetings.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of John Shafer, John Barr and L. David Mounts. John Barr is the chair of our Nominating and Corporate Governance Committee. Our Board has affirmatively determined that John Shafer and L. David Mounts each meet the definition of an “independent director” for the purposes of serving on the Nominating and Corporate Governance Committee under applicable NASDAQ rules.

Our Nominating and Corporate Governance Committee is responsible for, among other things:

•	recommending to the Board for approval the qualifications, qualities, skills and expertise required for Board membership;

•	identifying potential members of the Board consistent with the criteria approved by the Board and selecting and recommending to the Board the director nominees for election at the next annual meeting of stockholders or to otherwise fill vacancies;

•	evaluating and making recommendations regarding the structure, membership and governance of the committees of the Board;

•	developing and making recommendations to the Board with regard to the Company’s corporate governance policies and principles; and

•	overseeing the annual review of the Board’s performance.

Our Nominating and Corporate Governance Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing requirements of the Nasdaq Stock Market. A copy of the charter of our Nominating and Corporate Governance Committee is available on our website at www.PapaMurphys.com in the Corporate Governance section of our Investor Relations webpage. During 2014, our Nominating and Corporate Governance Committee held three meetings.

In 2014, the Company engaged Elliot Associates, Inc. to assist in developing and introducing qualified candidates to serve on the Board.

Corporate Governance Guidelines and Code of Business Ethics and Conduct

Our Board has adopted Corporate Governance Guidelines. These guidelines address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. In addition, our Board has adopted a written code of business ethics and conduct that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the code is posted on our website at www.PapaMurphys.com in the Corporate Governance section of our Investor Relations webpage. Any amendments to our code of conduct, or any waivers of its requirements for which disclosure is required, will be disclosed on our website promptly following the date of such amendment.

Considerations in Evaluating Director Nominees

Our Nominating and Corporate Governance Committee is responsible for reviewing with the Board, on an annual basis, the appropriate criteria that directors are required to fulfill (including experience, qualifications, attributes, skills and other characteristics) in the context of the current make-up of the Board and the needs of the Board given the circumstances of the Company. In identifying and screening director candidates, the Nominating and Corporate Governance Committee considers whether the candidates fulfill the criteria for directors approved by the Board, including integrity, objectivity, independence, sound judgment, leadership, courage and diversity of experience (for example, in relation to finance and accounting, international operations, strategy, risk, technical expertise, or policy-making). Directors must be prepared to devote the time required to prepare for and attend Board meetings, and fulfill their responsibilities effectively. Other than the foregoing, our Board has not approved other stated minimum criteria for director nominees, although our Nominating and Corporate Governance Committee may also consider such other factors as it may deem, from time to time, to be our and our stockholders’ best interests. The Nominating and Corporate Governance Committee reviews each candidate’s qualifications, including whether a candidate possesses any unique skills or competencies not already represented on the Board, as well as general qualities and skills desirable in members of the Board, including factors relating to diversity, skills, occupation, experience in the context of the Company’s various businesses, products and technologies, the needs of the Board and perceived chemistry in working with incumbent members of the Board of Directors. Share ownership is viewed as beneficial, as is prior public company board service and CEO experience. A knowledge of the pizza business and marketing, sales, strategy and other corporate management skills sets are perceived positively. All nominees for the Board of Directors must have a reputation for integrity, honesty and adherence to high ethical standards and be prepared to commit significant time to Board and committee responsibilities.

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The Company does not have a formal policy with respect to the consideration of diversity (broadly construed) in identifying director candidates. However, the Nominating and Corporate Governance Committee does consider diversity in identifying and reviewing director nominee candidates, which reflects the Committee’s goal of achieving a balanced and diverse Board of Directors with members whose skills, occupation, background, identity and experience complement each other and, together, contribute to the Board’s effectiveness as a whole.

Director Nomination Procedures

The Nominating and Corporate Governance Committee serves as the nominating committee responsible for seeking qualified candidates to serve on the Board and recommending them for the Board’s consideration. In recommending candidates for election to the Board, the Nominating and Corporate Governance Committee will consider nominees recommended by directors, officers, employees, stockholders and others, using the same criteria to evaluate all candidates. Evaluations of candidates generally involve a review of background materials and internal discussions as well as interviews with potential nominees. Upon selection of a qualified candidate, the Nominating and Corporate Governance Committee recommends the candidate for consideration by the full Board of Directors.

The Nominating and Corporate Governance Committee values the input of stockholders in identifying director candidates. The Nominating and Corporate Governance Committee considers recommendations for Board candidates submitted by stockholders using the same criteria it applies to recommendations from its own committee members, directors and members of management. Stockholders wishing to propose director candidates for consideration by the Nominating and Corporate Governance Committee may do so by writing to the Corporate Secretary of the Company and providing the information specified in Article I, Section 1.10 of the Bylaws, including the candidate’s name, biographical information and qualifications. The Bylaws also permit stockholders to make nominations for the election of directors, if such nominations are made pursuant to timely notice in writing to the Company’s Secretary. To be timely for our 2016 annual meeting of stockholders, notice must be delivered to the Company’s Secretary at the principal executive offices of the Company not earlier than January 30, 2016 and not later than February 29, 2016. If we hold our 2016 annual meeting of stockholders more than 30 days before or more than 70 days after the one-year anniversary of the Annual Meeting, then notice of a director nomination that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before such annual meeting and no later than the close of business on the later of the following two dates:

•	the 90th day prior to such annual meeting; or

•	the 10th day following the day on which public announcement of the date of such annual meeting is first made by the Company.

Communication with Directors

Any stockholder who wants to communicate with members of the Board of Directors, individually or as a group, may do so by writing to the intended member or members of the Board of Directors, c/o Chairman of the Board, Papa Murphy’s Holdings, Inc., 8000 NE Parkway Drive, Suite 350, Vancouver, Washington 98662. Communications should be sent by overnight or certified mail, return receipt requested. All communications will be submitted to the Board of Directors in a timely manner.

Director Compensation

Our directors who are employed by us, our subsidiaries or Lee Equity, or any of its affiliates, do not receive any compensation with respect to their service on our Board of Directors, except as limited to expense reimbursement, as described below. See “Executive Compensation” for information about the compensation of Ken Calwell, who is both a director and an employee of the Company. We pay our non-employee directors a base annual retainer of $30,000 in cash, paid on a quarterly basis, and $30,000 in restricted stock subject to a one-year vesting term for their services on the Board. We pay an additional $10,000 per year to Mr. Mounts, in consideration for his service as Chairman of the Audit Committee. We expect to appoint non-employee directors as chairpersons of our Compensation Committee and Nominating and Corporate Governance Committee prior to May 1, 2015 and expect to pay each of these chairpersons an additional $5,000 per year in consideration of their service. In addition, we reimburse all directors for reasonable expenses incurred for attending meetings of the Board or any of its committees. The table below shows equity compensation earned by our non-employee directors during 2014.

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2014 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards (1) ($)	Total ($)
John Shafer	$30,000	$30,001	$60,001
L. David Mounts	$40,000	$30,004	$70,004
(1)	The dollar amounts reflect the grant date fair value of restricted stock awards granted in 2014, calculated pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic No. 718 (“FASB ASC Topic 718”), excluding the effect of any estimated forfeiture rate. The assumptions made in determining the grant date fair values and other stock-based compensation information are disclosed in Note 16 of Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 29, 2014.

Compensation Committee Interlocks and Insider Participation

None of the current members of our Compensation Committee is or has been an officer or employee of the Company. John Barr served on our Compensation Committee during the fiscal year ended December 29, 2014 and resigned from our Compensation Committee on July 21, 2014. In addition to his role as Chairman of the Board, Mr. Barr also serves as Chairman of the Company and previously served as the Company’s Chief Executive Officer. None of our executive officers currently serves, or in the past year has served, as a member of the Board of Directors or Compensation Committee, or other Board committee performing equivalent functions, of any entity that has one or more executive officers serving on our Compensation Committee or our Board. We have had a Compensation Committee since May 1, 2014. Prior to establishing the Compensation Committee, our full Board made decisions relating to the compensation of our executive officers.

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PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board is composed of nine (9) members and is divided into three classes with staggered three-year terms. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring. At the Annual Meeting, three Class I directors will be elected for a three-year term to succeed the three members of the same class whose term is then expiring.

Each director’s term continues until the election and qualification of the director’s successor, or the director’s earlier death, resignation, or removal. Any increase or decrease in the number of directors will be distributed among the three (3) classes so that, as nearly as possible, each class will consist of one-third (1/3) of our directors. This classification of our Board of Directors may have the effect of delaying or preventing changes in control of our Company.

Nominees

Our Nominating and Corporate Governance Committee has recommended, and our Board has approved, Jean M. Birch, Rob Weisberg and Jeffrey B. Welch as nominees for election as Class I directors at the Annual Meeting. If elected, each of Jean M. Birch, Rob Weisberg and Jeffrey B. Welch will serve as Class I directors until the 2018 annual meeting of stockholders or until their successors are duly elected and qualified. For information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”

If you are a stockholder of record and you sign your proxy card or vote over the Internet or by telephone but do not give instructions with respect to the voting of directors, your shares will be voted “FOR” the election of Jean M. Birch, Rob Weisberg and Jeffrey B. Welch. We expect that Jean M. Birch, Rob Weisberg and Jeffrey B. Welch will each accept his or her nomination to the Board; however, if a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by our Board to fill the vacancy. If you are a beneficial owner of shares of our Common Stock and you do not give voting instructions to your broker, bank or other nominee, then your broker, bank or other nominee will leave your shares unvoted on this matter.

Vote Required

The election of Class I directors requires a plurality vote of the shares of our Common Stock present in person (through online participation or by proxy at the Annual Meeting and entitled to vote thereon to be approved. Broker non-votes will have no effect on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE THREE
DIRECTORS NOMINATED BY OUR BOARD OF DIRECTORS AND NAMED IN

THIS PROXY STATEMENT AS CLASS I DIRECTORS TO SERVE FOR A THREE-YEAR TERM.

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PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed Moss Adams LLP, or Moss Adams, as our independent registered public accounting firm to audit our consolidated financial statements for our fiscal year ending December 28, 2015. Moss Adams also served as our independent registered public accounting firm for our fiscal year ended December 29, 2014.

At the Annual Meeting, stockholders are being asked to ratify the appointment of Moss Adams as our independent registered public accounting firm for our fiscal year ending December 28, 2015. Stockholder ratification of the appointment of Moss Adams is not required by our Bylaws or other applicable legal requirements. However, our Board is submitting the appointment of Moss Adams to our stockholders for ratification as a matter of good corporate governance. If this appointment is not ratified by the affirmative vote of a majority of the shares present in person (through online participation) or by proxy at the Annual Meeting and entitled to vote, the appointment will be reconsidered by our Audit Committee. Even if the appointment is ratified, our Audit Committee, in its sole discretion, may appoint another independent registered public accounting firm at any time during our fiscal year ending December 28, 2015 if our Audit Committee believes that such a change would be in the best interests of the Company and its stockholders. A representative of Moss Adams is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she wishes to do so, and is expected to be available to respond to appropriate questions from stockholders.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees for professional audit services and other services rendered to us by Moss Adams for our fiscal years ended December 29, 2014 and December 30, 2013.

	2014	2013
Audit Fees(1)	$288,000	$402,678
Audit-Related Fees(2)	337,080	533,202
Tax Fees(3)	—	—
All Other Fees(4)	—	14,210

	$625,080	$950,090

(1)	“Audit Fees” consist of fees billed for professional services rendered in connection with the audit of our annual financial statements, review of our quarterly financial statements, and services that are normally provided by Moss Adams in connection with statutory and regulatory filings or engagements for those fiscal years.

(2)	“Audit-Related Fees” consist of fees billed for professional services for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” Audit-Related Fees include fees paid related to the preparation of our Form S-1 filings in 2013 and 2014 as part of the IPO process and fees paid on behalf of an acquired entity in connection with an audit of the entity’s financial statements.

(3)	“Tax Fees” consist of fees billed for professional services rendered by Moss Adams for tax compliance, tax advice and tax planning.

(4)	“All Other Fees” consist of fees paid in connection with a later terminated cost-allocation methodology project.

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Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our Audit Committee has established a policy governing our use of the services of our independent registered public accounting firm. Under the policy, our Audit Committee is authorized and directed to consider and, in its discretion, approve in advance any services (including the fees and material terms thereof) proposed to be carried out for the Company by the independent auditor or by any other firm proposed to be engaged by the Company as its independent auditor. In connection with approval of any permissible tax services and services related to internal control over financial reporting, the Audit Committee discusses with the independent auditor the potential effects of the services on the independence of the auditor. All fees paid to Moss Adams since our IPO, effective May 1, 2014, were pre-approved by our Audit Committee.

Vote Required

The ratification of the appointment of Moss Adams requires the affirmative vote of a majority of the shares of our Common Stock present in person (through online participation) or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote “AGAINST” the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF
MOSS ADAMS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR
ENDING DECEMBER 28, 2015.

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EXECUTIVE OFFICERS

Executive Officers

The following table sets forth certain information with respect to the executive officers of the Company as of April 16, 2015.

Name	Age	Position
Ken Calwell	52	Chief Executive Officer, President and Director
Mark Hutchens	49	Chief Financial Officer
Kevin King	50	Chief Development Officer
Victoria Blackwell	47	Senior Vice President of Talent and Chief Legal Officer
Dan Harmon	49	Senior Vice President of Operations
Jayson Tipp	49	Senior Vice President of Marketing, Strategy & Technology
John Barr	67	Chairman of the Board and Company

Mark Hutchens has served as our Chief Financial Officer since January 2014. Previously, Mr. Hutchens served as the Vice President, Chief Financial Officer – International, for Bloomin’ Brands, Inc., a public company, from October 2012 to January 2014, where his responsibilities included finance, business development and supply chain management activities for Outback Steakhouse International. Prior to that, Mr. Hutchens served in various roles of increasing responsibility at Office Depot, Inc., including Senior Vice President, Controller and Chief Accounting Officer from September 2008 to March 2012 and Senior Vice President Finance, International Division from November 2006 to September 2008. From 1996 to 2006, Mr. Hutchens worked with YUM! Brands, Inc., where his most recent title was Assistant Treasurer – Corporate Finance. From 1989 to 1996, Mr. Hutchens worked at Ford Motor Company.

Kevin King has been with Papa Murphy’s since June 2005 and has served as our Chief Development Officer since September 2011. Before being promoted to his current role, Mr. King served as Senior Vice President of Operations from June 2009 to September 2011 and as Senior Vice President of Development from June 2005 to June 2009. Prior to joining Papa Murphy’s, Mr. King was with JP Morgan Chase & Co. in Columbus, Ohio from September 2003 to June 2005. From August 1990 to August 2003, Mr. King worked with Donatos Pizzeria Corporation, where his most recent title was Vice President of Franchising.

Victoria Blackwell has been with Papa Murphy’s for 13 years and has served as our Senior Vice President of Talent and Chief Legal Officer since November 2012. Ms. Blackwell previously served as Senior Vice President and General Counsel from February 2007 to November 2012.

Dan Harmon has served as our Senior Vice President of Operations since August 2013. Mr. Harmon previously served as our Vice President, East Division from September 2012 to August 2013. Before joining Papa Murphy’s, Mr. Harmon held various roles at Potbelly Sandwich Works, LLC, including West Zone Director from September 2008 to September 2012 and Regional Director, Texas from October 2007 to September 2008. Prior to Potbelly Sandwich Works, LLC, Mr. Harmon held various roles at Blockbuster, Inc. including Regional Director of Operations for Western Canada, Director of Operations & Collections and District Manager, and at McDonald’s Corporation as an Operations Manager.

Jayson Tipp has served as our Senior Vice President of Marketing, Strategy & Technology since November 2012. Mr. Tipp previously served as our Senior Vice President of Strategy from May 2012 to November 2012. Mr. Tipp joined Papa Murphy’s from Redbox Automated Retail, LLC, a division of Outerwall, Inc., a public company, where Mr. Tipp served as Vice President of CRM and Analytics from December 2010 to May 2012. Prior to Redbox Automated Retail, LLC, Mr. Tipp served as Vice President of Strategic Planning at Coinstar, Inc., also a division of Outerwall, Inc., from September 2009 to December 2010. From July 2007 to March 2009, Mr. Tipp served in various roles at Potbelly Sandwich Works, LLC including Senior Vice President of Development and Vice President of Finance.

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EXECUTIVE COMPENSATION

2014 Summary Compensation Table

The following table provides information regarding the total compensation for services rendered in all capacities that was earned by each of our named executive officers (“NEOs”) during the fiscal years ended December 29, 2014 and December 30, 2013.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Option Awards(2) ($)	All Other Compensation(3) ($)	Total ($)
Ken Calwell	2014	500,000	199,386	830,653	21,626	1,551,665
Chief Executive Officer	2013	500,000	76,268	—	21,850	598,118
Mark Hutchens	2014	310,962	105,980	536,136	151,330	1,104,408
Chief Financial Officer	2013	—	—	—	—	—
Jayson Tipp	2014	223,215	67,879	253,084	22,111	566,289
Senior Vice President, Marketing, Strategy & Technology	2013	220,000	22,372	—	15,039	257,411

(1)	Annual bonuses were paid based on the Company’s achievement of certain financial and operating metrics, including, targets with respect to (i) the Company’s net income (loss) before interest expense, provision for (benefit from) income taxes and depreciation and amortization (“EBITDA”), (ii) new store openings, (iii) total revenue and (iv) comparable store sales growth.

(2)	The amounts reported in the Option Awards column do not reflect compensation actually received by the NEOs, but instead represent the grant date fair value of all option awards granted during the year for such person, calculated pursuant to FASB ASC Topic 718, excluding the effect of any estimated forfeiture rate. The assumptions made in determining the grant date fair values and other stock-based compensation information are disclosed in Note 16 of Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 29, 2014.

Some option awards are subject to performance conditions for which achievement was not considered probable as of December 29, 2014. If the highest level of performance were to be achieved, the option award values for fiscal year 2014 for Mr. Calwell, Mr. Hutchens, and Mr. Tipp would be $1,171,879, $738,299, and $337,311, respectively.

Additional details regarding the Option Awards described above are set forth under “Outstanding Equity Awards at 2014 Fiscal Year End.”

(3)	All Other Compensation in 2014 included the following:

	401(K) Matching ($)	Life Insurance Premiums ($)	Medical Benefits Premiums ($)	AD&D Insurance Premiums ($)	Dental Benefits Premiums ($)	Long- term Disability Insurance Premiums ($)	Relocation Reimbursement ($)	Hiring Incentive Bonus ($)	Total All Other Compensation ($)
Ken Calwell	8,186	528	11,396	96	1,015	405	—	—	21,626
Mark Hutchens	0	440	0	80	0	338	38,500	111,972	151,330
Jayson Tipp	8,672	528	11,396	96	1,015	404	—	—	22,111

Employment Agreements

We have entered into employment agreements with each of Ken Calwell, our Chief Executive Officer, Mark Hutchens, our Chief Financial Officer, and Jayson Tipp, our Senior Vice President, Marketing, Strategy and Technology.

Pursuant to the terms of their respective employment agreements, these executive officers receive a specified annual base salary, are eligible to receive an annual bonus and are entitled to participate in a benefits plan. Our Board approved these agreements.

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Ken Calwell

Pursuant to the terms of his employment agreement, dated May 25, 2011, and as amended on March 21, 2014, Mr. Calwell, our Chief Executive Officer, is entitled to an annual base salary of $465,000, which is reviewed and may be increased by the Board on an annual basis, and is eligible for an annual bonus of up to 60% of his base salary. Mr. Calwell received an annual base salary of $500,000 for 2014. In 2013, Mr. Calwell’s annual bonus was based on certain financial and operating metrics, including, targets with respect to (i) the Company’s EBITDA, (ii) new store openings, (iii) total revenue and (iv) comparable store sales growth. Mr. Calwell, his spouse and eligible children are also eligible to participate in any benefit plans that are generally made available to our other senior executives. Mr. Calwell is also entitled to receive certain relocation and moving expenses pursuant to the terms of his employment agreement. He may terminate his employment agreement at any time on 60 days prior written notice to us for any reason or on 30 days prior written notice to us for good reason. We may terminate Mr. Calwell’s employment at any time without cause, immediately upon Mr. Calwell’s breach of the non-competition, non-solicitation, confidentiality or proprietary rights provisions in his employment agreement or upon 10 days prior written notice in the event of his permanent disability unless he is able to resume his normal and customary duties prior to the expiration of the notice period. If Mr. Calwell is terminated due to permanent disability or death, he or his legal representatives will be entitled to (i) an amount equal to his base salary payable through the date of termination, (ii) a pro rata portion of his annual bonus, if any, for the applicable period of the year for which he was employed, (iii) any unpaid annual bonus in respect of any prior calendar year, (iv) any then unreimbursed business expenses and (v) any accrued an unused vacation pay or other benefits he may be owed. If Mr. Calwell is terminated without cause or he terminates his employment for good reason, he is entitled to (i) payments commencing on the date of his termination and continuing for two years thereafter, of an amount equal to his base salary in effect on the date of his termination and an amount equal to his annual bonus for the prior calendar year, (ii) a lump sum amount equal to his annual bonus for the year in which he is terminated based on actual performance, pro-rated for the date of termination, (iii) at his election and expense, use of all health and medical insurance policies for 12 months following termination, (iv) the automatic vesting of his shares of time vesting restricted stock that would have vested within 18 months of his termination of employment and (v) any unpaid annual bonus in respect of the prior calendar year, any unreimbursed business expenses and any accrued and unused vacation pay or other benefits owed. If Mr. Calwell is terminated for cause, terminates his employment without good reason or his employment terminates due to nonrenewal of his agreement, he will only be entitled to his base salary through his termination date and any accrued and unpaid vacation pay or other benefits owed. Mr. Calwell’s employment agreement contains non-competition and non-solicitation of customers and employees provisions for the period of his employment and for 2 years thereafter, as well as confidentiality and proprietary rights provisions. Mr. Calwell’s employment agreement, as amended, has a term of six years, expiring on June 6, 2017 and will be automatically extended for an additional 12 months thereafter unless written notice is given by Mr. Calwell or by us.

Mark Hutchens

Pursuant to the terms of his employment agreement, dated March 21, 2014, Mr. Hutchens, our Chief Financial Officer, is entitled to an annual base salary of $350,000, which is reviewed and may be increased by the Board on an annual basis. Mr. Hutchens is eligible to receive an annual bonus of 40% of his base salary. Under the terms of his employment agreement, Mr. Hutchens received non-qualified stock options to purchase 32,500 shares of our common stock, one-third of which are subject to performance-vesting based on the company achieving certain performance thresholds and two-thirds of which are subject to time-vesting, vesting ratably over five years, provided that in connection with our initial public offering, 20% of these options vested upon the date of the such initial public offering. Mr. Hutchens is also eligible to participate in any benefit plans that are generally made available to our other senior executives. He may terminate his employment agreement at any time upon 60 days prior written notice to us for any reason or on 30 days prior written notice to us for good reason. We may terminate Mr. Hutchens’ employment at any time without cause, immediately upon Mr. Hutchens’ breach of the non-competition, non-solicitation, confidentiality or proprietary rights provisions in his employment agreement or by written notice in the event of his permanent disability. If Mr. Hutchens is terminated due to permanent disability or death, he or his legal representatives will be entitled to (i) an amount equal to his base salary payable through the date of termination, (ii) a pro rata portion of his annual bonus, if any, for the applicable period of the year for which he was employed and (iii) any accrued and unpaid vacation pay or other benefits he may be owed. If Mr. Hutchens is terminated without cause or he terminates his employment for good reason, he is entitled to (i) any accrued but unpaid base salary through the date of termination, (ii) base salary through the one year anniversary of the termination date, (iii) a pro rata portion of his annual bonus for the applicable period of the calendar year for which he was employed, (iv) continuation of group health plan benefits for 12 months following termination and (v) any accrued and unpaid vacation pay or other benefits owed. If Mr. Hutchens is terminated for cause, terminates his employment without good reason or his employment terminates due to nonrenewal of his agreement, he will only be entitled to his base salary through the termination date and any accrued and unpaid vacation pay or other benefits owed. Mr. Hutchens’ employment agreement contains non-competition and non-solicitation of customers and employees provisions for the period of his employment and for one year thereafter, as well as confidentiality and proprietary rights provisions. Mr. Hutchens’ employment agreement is effective until May 5, 2015, and will be automatically extended for an additional 12 months thereafter, unless written notice is given by Mr. Hutchens or by us.

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Jayson Tipp

Pursuant to the terms of his employment agreement, dated January 7, 2013, Mr. Tipp, our Senior Vice President, Marketing, Strategy and Technology, is entitled to an annual base salary of $220,000, which is reviewed and may be increased by the Board on an annual basis, and is eligible for an annual bonus of up to 40% of his salary. Mr. Tipp is also eligible to participate in any benefit plans that are generally made available to our other senior executives. He may terminate his employment agreement at any time upon 180 days prior written notice to us for any reason or on 90 days prior written notice to us for good reason. We may terminate Mr. Tipp’s employment at any time without cause, immediately upon Mr. Tipp’s breach of the non-competition, non-solicitation, confidentiality or proprietary rights provisions in his employment agreement or by written notice in the event of his permanent disability. If Mr. Tipp is terminated due to permanent disability or death, he or his legal representatives will be entitled to (i) an amount equal to his base salary payable through the date of termination, (ii) a pro rata portion of his annual bonus, if any, for the applicable period of the year for which he was employed and (iii) any accrued and unpaid vacation pay or other benefits he may be owed. If Mr. Tipp is terminated without cause or he terminates his employment for good reason, he is entitled to (i) any accrued but unpaid base salary through the date of termination, (ii) base salary through the one year anniversary of the termination date, (iii) a pro rata portion of his annual bonus for the applicable period of the calendar year for which he was employed, (iv) continuation of group health plan benefits for 12 months following termination and (v) any accrued and unpaid vacation pay or other benefits owed. If Mr. Tipp is terminated for cause, terminates his employment without good reason or his employment terminates due to nonrenewal of his agreement, he will only be entitled to his base salary through the termination date and any accrued and unpaid vacation pay or other benefits owed. Mr. Tipp’s employment agreement contains non-competition and non-solicitation of customers and employees provisions for the period of his employment and for one year thereafter, as well as confidentiality and proprietary rights provisions. Mr. Tipp’s employment agreement had an initial term of one year and is automatically extended for an additional 12 months thereafter, unless written notice is given by Mr. Tipp or by us.

Potential Payments Upon Termination of Employment or Corporate Transactions/Change of Control

None of our NEOs are entitled to receive payments or other benefits upon termination of employment or a change in control, except as provided in the “Employment Agreements” section above.

Retirement Plans

The Company has a defined contribution benefit plan, qualified under Section 401(k) of the Internal Revenue Code, covering all eligible employees. Plan participants may receive up to a 3.00% matching contribution up to the limits established by the plan and by the Internal Revenue Service, and such matching contributions are vested immediately.

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Outstanding Equity Awards at 2014 Fiscal Year End

The following table sets forth certain information about outstanding equity awards held by our NEOs as of December 29, 2014:

	Option Awards					Stock Awards

	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Name	Exercisable	Unexercisable	(#)	($)	Expiration Date	(#)	($)	(#)	($)
Ken Calwell	61,332	—	—	11.85	3/11/2024 (1)	—	—	—	—
	76,679	—	—	11.00	5/1/2024 (2)	—	—	—	—
	25,559	25,560	—	11.00	5/1/2024 (3)	—	—	—	—
	—	—	63,900	11.00	5/1/2024 (4)	—	—	—	—
	—	38,000	—	11.00	5/1/2024 (5)	—	—	—	—
	—	—	—	—	—	33,189	373,044	—	—
	—	—	—	—	—	—	—	82,976	932,650

Mark Hutchens	9,805	39,224	—	11.85	3/11/2024 (9)	—	—	—	—
	—	—	24,514	11.85	3/11/2024 (4)	—	—	—	—
	7,523	—	—	11.00	5/1/2024 (2)	—	—	—	—
	—	30,092	—	11.00	5/1/2024 (10)	—	—	—	—
	—	—	18,807	11.00	5/1/2024 (4)	—	—	—	—
	—	27,500	—	11.00	5/1/2024 (5)	—	—	—	—

Jayson Tipp	6,032	—	—	11.85	3/11/2024 (1)	—	—	—	—
	3,018	9,050	—	11.85	3/11/2024 (6)	—	—	—	—
	—	—	3,195	11.85	3/11/2024 (4)	—	—	—	—
	5,317	—	—	11.00	5/1/2024 (2)	—	—	—	—
	2,354	7,061	—	11.00	5/1/2024 (7)	—	—	—	—
	2,963	8,890	—	11.00	5/1/2024 (8)	—	—	—	—
	—	—	13,290	11.00	5/1/2024 (4)	—	—	—	—
	—	14,000	—	11.00	5/1/2024 (5)	—	—	—	—
	—	—	—	—	—	9,052	101,744	—	—
	—	—	—	—	—	—	—	11,890	133,644

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(1)	Awards vested 100% when granted on March 11, 2014.
(2)	Awards vested 100% when granted on May 1, 2014.
(3)	Awards granted on May 1, 2014 that vest in two equal annual installments beginning on June 6, 2014.
(4)	Performance vesting awards vest when the volume-weighted average closing price per share of Papa Murphy’s common stock equals or exceeds $22.00 per share for 90 consecutive trading days.
(5)	Awards granted on May 1, 2014, that vest in equal annual installments over four years beginning on the first anniversary of the grant date.
(6)	Awards granted on March 11, 2014, that vest in four equal annual installments beginning on December 19, 2014.
(7)	Awards granted on May 1, 2014 that vest in four equal annual installments beginning on September 14, 2014.
(8)	Awards granted on May 1, 2014 that vest in four equal annual installments beginning on December 19, 2014.
(9)	Awards granted on March 11, 2014, that vest in equal annual installments over five years beginning on the first anniversary of the grant date. The first tranche contained a provision that vesting would occur at the earlier of the completion of an initial public offering or the first anniversary of the option grant date.
(10)	Option awards granted on May 1, 2014, that vest in four equal annual installments beginning on March 11, 2016.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

We describe below the transactions and series of similar transactions, since the beginning of our last fiscal year, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•	any of our directors, nominees for director, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

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Stockholder’s Agreement

In connection with our initial public offering, we entered into a stockholder’s agreement with Lee Equity. The stockholder’s agreement granted Lee Equity (or one or more of its affiliates, to the extent assigned thereto), individually or in the aggregate, the right to initially designate four directors to serve on our Board of Directors. Under the terms of the stockholder’s agreement, within one year of the offering, our Board of Directors will increase its size to a total of nine directors and Lee Equity (or one or more of its affiliates, to the extent assigned thereto) will have the right to designate two directors to serve on our Board of Directors. So long as Lee Equity (or one or more of its affiliates, to the extent assigned thereto), individually or in the aggregate, owns (i) 20% or more of the voting power of the issued and outstanding shares of our Common Stock, Lee Equity will be entitled to designate two director nominees or (ii) 10% or more (but less than 20%) of the voting power of the issued and outstanding shares of our Common Stock, Lee Equity will be entitled to designate one director nominee, in each case, to serve on our Board of Directors at any meeting of stockholders at which directors are to be elected to the extent that Lee Equity does not have a director designee then serving on the board of directors. Lee Equity’s initial director designees were Benjamin Hochberg, Yoo Jin Kim, Thomas H. Lee and Achi Yaffe.

In furtherance of our amended and restated certificate of incorporation, the stockholder’s agreement provides that Lee Equity and its affiliates have no obligation to offer us an opportunity to participate in business opportunities presented to Lee Equity or its affiliates, even if the opportunity is one that we might reasonably have pursued (and therefore may be free to compete with us in the same business or similar businesses), and that neither Lee Equity nor its affiliates will be liable to us or our stockholders for breach of any duty by reason of any of these activities unless, in the case of any person who is a director or officer of our Company, the business opportunity is expressly offered to the director or officer in writing solely in his or her capacity as an officer or director of our company. Lee Equity, as part of a privately negotiated sale of 10% or more of its shares, may assign all or any portion of its rights under the stockholder’s agreement to any transferee. The stockholder’s agreement will terminate upon the written request of Lee Equity or at such time as Lee Equity owns less than 10% of our Common Stock.

For so long as Lee Equity owns 10% or more of the voting power of the outstanding shares of our Common Stock, Lee Equity will be granted access to some of our customary non-public information and members of our management team and shall have the ability to share this material non-public information with any potential purchaser of our Common Stock that executes an acceptable confidentiality agreement with us, which will involve a prohibition on trading on material non-public information.

The stockholder’s agreement also obligated us to pay the costs and expenses included in connection with the preparation, negotiation, and execution of the stockholder’s agreement and provides that Lee Equity will be reimbursed for its costs and expenses in connection with enforcing its rights and remedies under and pursuant to the stockholder’s agreement.

The stockholder’s agreement also provides that, so long as Lee Equity owns 25% or more of the voting power of the outstanding shares of our Common Stock, the following actions by us require the prior written approval of Lee Equity:

•	any issuance of our equity securities or any of our subsidiaries other than the granting of options or shares of Common Stock to members of our management or the issuance of shares of Common Stock in connection with the exercise of such options;

•	the declaration or payment of non-pro rata dividends or other non-pro rata distributions in respect of our capital stock or any non-pro rata repurchase of our equity securities;

•	incurrence of indebtedness for borrowed money (other than indebtedness incurred under our revolving credit facility existing as of the date of the stockholder’s agreement or in connection with the refinancing of our then existing indebtedness) in excess of 4.5 times leverage;

•	entering into any change in control transaction;

•	any investment in, or the acquisition or disposition of, any assets or entity (other than investments in wholly owned subsidiaries) in each case in excess of $25.0 million, or the entry into any material joint ventures, partnerships or similar arrangements;

•	any adoption of a new equity-based incentive plan, any increase in the maximum number of shares of Common Stock available to participants in our existing equity-based incentive plans or a material change to the vesting schedule or the termination of any of our existing equity-based incentive plans;

•	any material increase in the salary of our Chief Executive Officer (other than for standard cost of living adjustments) and any material changes to the bonus structure applicable to our Chief Executive Officer as in effect as of the date of the offering;

•	specified amendments to our organizational documents in a manner that would be adverse to Lee Equity;

•	any material change to our business of being the owner and/or franchisor of stores and restaurants that sell or serve pizza and other food items; and

•	any change to the number of directors serving on our Board.

Lee Equity has the right to assign any of its governance rights to its affiliates or to a third party in connection with the sale by Lee Equity of 10% or more of the issued and outstanding shares of our Common Stock.

Advisory Services and Monitoring Agreement

In May 2014, we terminated an advisory services and monitoring agreement with Lee Equity, pursuant to which agreement Lee Equity had provided us monitoring and advisory services, including financial, managerial and operational advice in connection with day-to-day operations, such as the development and implementation of strategies for improving our operating, marketing and financial performance, as well as such other services that we agreed, and we paid an annual fee of $500,000 to Lee Equity. In connection with this termination, we paid Lee Equity a termination fee of $1.5 million.

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Employee Loans

We previously made loans to employees Ken Calwell, Jayson Tipp and Dan Harmon. Each of these loans were repaid in full on March 11, 2014. Below are additional details about these loans.

On June 7, 2011, we made a loan to Ken Calwell, our current President and Chief Executive Officer, for approximately $548,000, bearing interest at an annual rate of 0.55% pursuant to a promissory note dated May 25, 2011, which was subsequently amended in June 2011, to pay for the purchase of our Common Stock by Mr. Calwell. In June 2012, this note was replaced with a promissory note for the same amount and interest rate that was scheduled to mature on the earlier of 30 days prior to the filing of a registration statement on Form S-1 with the SEC or June 2014.

In 2012, we made an aggregate of approximately $208,000 of loans to Jayson Tipp, our Senior Vice President of Marketing, Strategy and Technology, pursuant to four promissory notes. The notes for $40,000, $50,000, $86,000 and $32,000 bore interest at rates of 0.88%, 0.88%, 0.24% and 0.88%, respectively, and were scheduled to mature on the earlier of 30 days prior to the filing of a registration statement on Form S-1 with the SEC or November 2017, September 2017, November 2015 and September 2017, respectively.

In 2013, we made a loan to Dan Harmon, our Senior Vice President of Operations, for approximately $196,000, pursuant to a promissory note. The note bore interest at an annual rate of 0.22% and was scheduled to mature on the earlier of 35 months from the date of the note or upon seven days written notice from the Company.

Share Repurchases and Option Grants

On March 11, 2014, we repurchased 27,103 shares of Common Stock from Ken Calwell, our President and Chief Executive Officer, at a purchase price of $26.80 per share. We also granted Mr. Calwell fully vested options to purchase 27,103 shares of Common Stock at an exercise price of $26.80 per share.

On March 11, 2014, we repurchased 2,666 shares of Common Stock from Jayson Tipp, our Senior Vice President of Strategy, at a purchase price of $26.80 per share. We also accelerated the vesting term of 5,334 shares of Mr. Tipp’s Common Stock subject to time-vesting and 1,412 shares of Common Stock subject to performance-vesting and repurchased these shares at a purchase price of $26.80 per share. In addition, we granted Mr. Tipp fully vested options to purchase 2,666 shares of Common Stock, options subject to time-vesting to purchase 5,334 shares of Common Stock and options subject to performance-vesting to purchase 1,412 shares of Common Stock, in each case at an exercise price of $26.80 per share.

On March 11, 2014, we repurchased 667 shares of Common Stock from Dan Harmon, our Senior Vice President of Operations, at a purchase price of $26.80 per share. We also accelerated the vesting term of 6,667 shares of Mr. Harmon’s Common Stock subject to time-vesting and 601 shares of Common Stock subject to performance-vesting and repurchased these shares at a purchase price of $26.80 per share. In addition, we granted Mr. Harmon fully vested options to purchase 667 shares of Common Stock, options subject to time-vesting to purchase 6,667 shares of Common Stock and options subject to performance-vesting to purchase 601 shares of Common Stock, in each case at an exercise price of $26.80 per share.

All of the repurchased shares were issued and all of the options were granted under our Amended 2010 Management Incentive Plan. We repurchased the shares of Common Stock pursuant to the terms thereof at a price equal to the then-current fair market value of our Common Stock, as determined by a third party valuation firm.

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Project Pie

Our Investment

Between December 2013 and January 2015, Project Pie Holdings LLC (“PPH”), our indirect, majority-owned subsidiary, purchased Series A Convertible Preferred Units (the “Series A Units”) of Project Pie, LLC (“Project Pie”) a fast casual custom-pizza restaurant chain, for an aggregate purchase price of $4.5 million, paid in cash. Each Series A Unit is convertible at PPH’s option into one common unit of Project Pie. On a fully diluted basis, this investment represents approximately 45% of all issued and outstanding Project Pie common units. In 2015, PPH’s parent company, PMI Holdings, Inc., made a loan to Project Pie in an aggregate principal amount of $250,000. Beginning in December 2016, the board of managers of Project Pie may request additional capital funding from PPH up to an aggregate value of $5.0 million in $500,000 increments, and PPH may, at its option and in its sole discretion, provide such additional capital funding, which would be accomplished through purchase of additional Series A Units. PPH also has the right to purchase common units from other members following the completion of Project Pie’s audited financial statements for fiscal year 2015 in an amount that would increase PPH’s ownership of all common units to 51% on a fully diluted basis. Similarly, following the completion of Project Pie’s audited financial statements for fiscal year 2017, PPH will have the right to purchase all of the common units of Project Pie from other members, subject to specified exceptions. PPH also has various preemptive and registration rights with respect to Project Pie’s securities as well as consent and voting rights with respect to specified significant matters, including various change of control transactions, issuances of new equity securities, various matters related to operations and the incurrence of significant debt. In addition, PPH may designate two members of Project Pie’s board of managers, which at this time are John Barr, our Chairman, and Yoo Jin Kim, one of our directors and a partner at Lee Equity. Mr. Barr serves as chairman of Project Pie and chairman of the Project Pie board of managers.

Relationship with Our Chairman

We own 89% of the equity interests in PPH, and John Barr, our Chairman, owns the remaining 11%. In November 2013, Mr. Barr provided $550,000 in debt financing to Project Pie bearing interest at 6% (the “Bridge Note”). Project Pie used a portion of the proceeds of the PPH investment in Series A Units to repay the Bridge Note.

Mr. Barr is party to an employment agreement, effective as of January 1, 2014, with Project Pie pursuant to which he serves as Project Pie’s chairman in an executive capacity. The employment agreement has an initial term ending December 31, 2016, and may be extended for an additional twelve-month period upon terms mutually agreeable between Mr. Barr and Project Pie. Under the terms of his employment agreement, Mr. Barr received a base salary of $100,000 for 2014 and was entitled to a base salary of $150,000 for 2015 and $200,000 for 2016, however, Mr. Barr has waived his salary for 2015 and 2016. Mr. Barr’s base salary for future periods may be reviewed and increased annually at the discretion of the Project Pie board of managers based on Mr. Barr’s performance and the performance of Project Pie. Mr. Barr also will be eligible to participate in any benefits plans offered by Project Pie on the same basis as other senior executives of Project Pie. In addition, Mr. Barr may be entitled to specified payments if he is terminated by Project Pie without cause.

Employment Agreements

We have entered into an employment agreement with each of our NEOs as well as other executive officers. See “Executive Compensation—Employment Agreements.”

Policies for Approval of Related Person Transactions

In connection with our initial public offering, we adopted a written policy relating to the approval of related person transactions. A “related person transaction” is a transaction or arrangement or series of transactions or arrangements in which we participate (whether or not we are a party) and a related person has a direct or indirect material interest in the transaction. Our Audit Committee reviews and approves or ratifies all relationships and related person transactions between us and (i) our directors, director nominees or executive officers, (ii) any 5% record or beneficial owner of our Common Stock or (iii) any immediate family member of any person specified in (i) and (ii) above. The Audit Committee reviews all related person transactions and, where the Audit Committee determines that the transactions are in our best interests, approves or ratifies the transactions.

As set forth in the related person transaction policy, in the course of its review and approval or ratification of a related party transaction, the Audit Committee will, in its judgment, consider in light of the relevant facts and circumstances whether the transaction is, or is not consistent with, our best interests, including consideration of various factors enumerated in the policy.

Any member of the Audit Committee who is a related person with respect to a transaction under review will not be permitted to participate in the discussions or approval or ratification of the transaction. However, such member of the Audit Committee will provide all material information concerning the transaction to the Audit Committee. Our policy also includes specified exceptions for transactions that need not be reported and provides the Audit Committee with the discretion to pre-approve various transactions.

27

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors consists of three directors, all of whom are considered independent under applicable SEC and NASDAQ Stock Market rules. The Audit Committee operates under a written charter. The primary purpose of the Audit Committee is to oversee the Company’s financial reporting process on behalf of the Board of Directors. The Audit Committee annually appoints the Company’s independent registered public accounting firm.

Management is responsible for preparing the Company’s consolidated financial statements, including the system of internal controls, and for the preparation, presentation and integrity of the consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee has:

•	reviewed and discussed the audited consolidated financial statements with management and the independent registered public accounting firm;
•	discussed with the independent registered public accounting firm the matters required to be discussed under the standards of the Public Company Accounting Oversight Board;
•	received the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with Moss Adams LLP its independence; and
•	discussed with Moss Adams LLP that the provision of non-audit services was compatible with Moss Adams LLP maintaining its independence.

Based on the above discussions and review with management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 29, 2014 for filing with the SEC.

Respectfully submitted by the Audit Committee of the Board of Directors.

AUDIT COMMITTEE

L. David Mounts, Chair

John Shafer

Yoo Jin Kim

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of Common Stock as of April 15, 2015 with respect to: (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each of the Company’s directors, (iii) each of the Company’s nominees for election as director, (iv) each of the Company’s NEOs, and (v) all directors and executive officers as a group. The address for each of our executive officers and our directors is 8000 NE Parkway Drive, Suite 350, Vancouver, Washington 98662. Except as otherwise noted, the persons listed below have sole investment and voting power with respect to the shares owned by them.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned (1)	Percent of Common Stock Outstanding
5% Stockholders
Thomas H. Lee LEP Papa Murphy’s Holdings, LLC c/o Lee Equity Partners, LLC 650 Madison Ave, 21st Floor New York, NY 10022	6,936,751 (2)	40.9%

Capital Research Global Investors 333 S Hope St, Los Angeles, CA 90071	1,102,000 (3)	6.5%

TIAA-CREF Investment Management, LLC College Retirement Equities Fund- Stock Account Teachers Advisors, Inc. 730 Third Ave, New York, NY 10017-3206	1,038,023 (4)	6.1%

AI PM Holdings LP c/o Access Industries, Inc., 730 Fifth Ave, 20th Floor, New York, NY 10019	986,576 (5)	5.8%

Named Executive Officers and Directors:

Ken Calwell	460,520 (6)	2.7%

Mark Hutchens	28,370 (7)	*

Jayson Tipp	54,217 (8)	*

John Barr	424,535 (9)	2.5%

Benjamin Hochberg	-	*

Yoo Jin Kim	17,385	*

L. David Mounts	35,080 (10)	*

John Shafer	30,272 (11)	*

Jean M. Birch	1,595	*

Rob Weisberg	1,595	*

Jeffrey B. Welch	1,595	*

Executive Officers and Directors as a group (14 persons)	1,289,845 (12)	7.4%

* Represents beneficial ownership of less than 1% of our outstanding Common Stock.

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(1)	The beneficial ownership percentage is calculated based on shares of the Company’s Common Stock outstanding as of April 15, 2015. Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting power and investment power with respect to shares. Shares issuable upon the exercise of outstanding stock options that are currently exercisable or become exercisable within 60 days following April 15, 2015 are considered outstanding for the purpose of calculating the percentage of Common Stock owned by a person, but not for the purpose of calculating the percentage of Common Stock owned by any other person.
(2)	This information is based solely on a Schedule 13G filed by LEP Papa Murphy’s Holdings, LLC (“LEP Papa Murphy’s”) and Thomas H. Lee on January 22, 2015. Thomas H. Lee has sole voting power and sole dispositive power of 30,697 shares of Common Stock. Thomas H. Lee and LEP Papa Murphy’s have shared voting and dispositive power of an additional 6,906,054 shares of Common Stock. The members of LEP Papa Murphy’s are Thomas H. Lee, Lee Equity Partners Fund, L.P., a Delaware limited partnership (“Lee Equity”), Lee Equity Strategic Partners Fund, L.P., a Delaware limited partnership (“Lee Strategic”) and Lee Equity Strategic Partners Fund (Offshore), L.P., a Cayman Islands exempted limited partnership (“Lee Offshore” and, together with Lee Equity and Lee Strategic, the “Lee Equity Funds”). Lee Equity Partners GP, LLC, a Delaware limited liability company, is the general partner of each of the Lee Equity Funds (the “General Partner”). Lee Equity Partners, LLC, a Delaware limited liability company (the “Investment Manager”), is the non-member manager of LEP Papa Murphy’s and serves as the investment manager of the Lee Equity Funds. Thomas H. Lee is the sole managing member of the Investment Manager. Thomas H. Lee is also a managing member of the General Partner, and any action, consent, approval, election, decision or determination of the managing members of the General Partner requires Mr. Lee’s consent. Accordingly, Thomas H. Lee may be deemed to share beneficial ownership of the shares of Common Stock owned directly by LEP Papa Murphy’s.
(3)	This information is based solely on a Schedule 13G filed by Capital Research Global Investors on February 11, 2015. Capital Research Global Investors, a division of Capital Research and Management Company (“CRMC”) beneficially owns and has sole voting power and sole dispositive power of 1,102,000 shares of Common Stock as a result of CRMC acting as investment advisor to various investment companies registered under Section 8 of the Investment Company Act of 1940.
(4)	This information is based solely on a Schedule 13G filed by TIAA-CREF Investment Management, LLC on February 12, 2015. TIAA-CREF Investment Management, LLC (“Investment Management”) is the investment adviser to the College Retirement Equities Fund (“CREF”), a registered investment company, and may be deemed to be a beneficial owner of 1,030,521 shares of Common Stock owned by CREF. Teachers Advisors, Inc. (“Advisors”) is the investment adviser to one registered investment company, TIAA-CREF Funds (“Funds”), and may be deemed to be a beneficial owner of 7,502 shares of Common Stock owned by the Funds. Each of Investment Management and Advisors expressly disclaims beneficial ownership of the other’s securities holdings and each disclaims that it is a member of a “group” with the other.
(5)	This information is based solely on a Schedule 13G filed by AI PM Holdings LP on February 12, 2015. 986,576 shares of Common Stock are owned directly by AI PM Holdings LP (“AIPM”). Each of Access Industries, Inc. (“Access”) and Len Blavatnik may be deemed to beneficially own the shares of Common Stock held directly by AIPM. Access is the general partner of AIPM and, as a result, may be deemed to have voting and investment control over the shares of Common Stock owned directly by AIPM. Len Blavatnik controls Access and, as a result, may be deemed to share voting and investment power over the shares of Common Stock held by AIPM. Access and Mr. Blavatnik, and each of their affiliated entities and the officers, partners, members, and managers thereof, other than AIPM, disclaim beneficial ownership of the shares of Common Stock held by AIPM.
(6)	Includes 2,800 shares held by the Kenneth Calwell Trust, the trustee of which is Ken Calwell, and options to purchase 198,630 shares of Common Stock currently exercisable or exercisable within 60 days following April 15, 2015.
(7)	Includes options to purchase 24,203 shares of Common Stock currently exercisable or exercisable within 60 days following April 15, 2015.
(8)	Includes options to purchase 23,184 shares of Common Stock currently exercisable or exercisable within 60 days following April 15, 2015.
(9)	Includes options to purchase 55,817 shares of Common Stock currently exercisable or exercisable within 60 days following April 15, 2015.
(10)	Includes 3,000 shares held in the custodial accounts for the benefit of L. David Mounts’ minor children. L. David Mounts disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.
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(11)	Includes options to purchase 5,783 shares of Common Stock currently exercisable or exercisable within 60 days following April 15, 2015.
(12)	Includes options to purchase 384,632 shares of Common Stock currently exercisable or exercisable within 60 days following April 15, 2015.

Equity Compensation Plan Information

The following table summarizes our equity compensation plan information as of December 29, 2014. Information is included for equity compensation plans approved by our stockholders and equity compensation plans not approved by our stockholders. We will not grant equity awards in the future under any of the equity compensation plans not approved by our stockholders included in the table below.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (1)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders (2)	945,149	$11.16	561,514
Equity compensation plans not approved by stockholders	—	$—	—
Total	945,149	$11.16	561,514

(1)	The weighted average exercise price is calculated based solely on outstanding stock options. It does not take into account the shares of our common stock underlying restricted stock units, which have no exercise price.
(2)	Includes the following plans: the Company’s Amended 2010 Management Incentive Plan and 2014 Equity Incentive Plan.

 OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of our Common Stock, file reports of ownership and changes of ownership with the SEC. These directors, executive officers and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based on our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that during our fiscal year ended December 29, 2014, all Section 16(a) filing requirements were satisfied on a timely basis.

Fiscal Year 2014 Annual Report and SEC Filings

Our financial statements for our fiscal year ended December 29, 2014 are included in our 2014 annual report on Form 10-K, which is posted on our website at http://investors.papamurphys.com and is available from the SEC at its website at www.sec.gov. You may also obtain a copy of our 2014 annual report without charge by sending a written request to Papa Murphy’s Holdings, Inc., Attention: Investor Relations, 8000 NE Parkway Drive, Suite 350, Vancouver, Washington 98662.

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Stockholders Sharing the Same Address

We have adopted a procedure called “householding,” which has been approved by the SEC. Under this procedure, we will deliver only one copy of our Notice of Internet Availability of Proxy Materials, and for those stockholders that received a paper copy of proxy materials in the mail, one copy of our annual report to stockholders and this proxy statement, to multiple stockholders who share the same address (if they appear to be members of the same family) unless we have received contrary instructions from an affected stockholder. Stockholders who participate in householding will continue to receive separate proxy cards if they received a paper copy of proxy materials in the mail.

The annual report to stockholders and this proxy statement are available on our website at http://investors.papamurphys.com. We will deliver promptly upon written or oral request a separate copy of the annual report and this proxy statement to any stockholder at a shared address to which a single copy of either of those documents was delivered. To receive a separate copy of the annual report or this proxy statement, contact us at:

Investor Relations

8000 NE Parkway Drive,

Suite 350

Vancouver, Washington 98662

(877) 747-7272

Investor.Relations@papamurphys.com

If you are a stockholder, and share an address and last name with one or more other stockholders, and would like to revoke your householding consent, or you are a stockholder eligible for householding and would like to participate in householding, please contact our Investor Relations department, either by calling toll free at (877) 747-7272 or by writing to our Investor Relations department at the address set forth above. You will be removed from the householding program within 30 days of receipt of the revocation of your consent.

A number of brokerage firms have instituted householding. If you are a beneficial owner, please contact your bank, broker or other holder of record to request information about householding.

* * *

The board of directors does not know of any other matter to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named as proxies will have discretion to vote the shares of our Common Stock they represent in accordance with their own judgment on those matters.

It is important that your shares of our Common Stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone, by using the Internet or by mail at your earliest convenience, as instructed on the Notice of Internet Availability of Proxy Materials.

THE BOARD OF DIRECTORS

Vancouver, Washington
April 16, 2015

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VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/FRSH**

You may attend the Annual Meeting on May 29, 2015 at 9:00 A.M. Pacific Time via the Internet and vote during the Annual Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M91068-P63787 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PAPA MURPHY'S HOLDINGS, INC.

The Board of Directors recommends you vote "For All" in Proposal 1 and "For" Proposal 2.

	For All	Withhold All	For All Except
1. Election of three Class I Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Jean M. Birch
02) Rob Weisberg
03) Jeffrey B. Welch

NOTE: In their discretion, the proxies are authorized to vote upon any other business that may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date